Exhibit 10.1

FIFTH AMENDMENT

TO THE NCR NONQUALIFIED EXCESS PLAN

AMENDMENT TO THE NCR NONQUALIFIED EXCESS PLAN (the “Plan”) as restated and in effect January 1, 1996 by NCR Corporation (“NCR”).

WHEREAS, the Plan was amended and restated effective January 1, 1996, and amended by a First Amendment effective September 1, 2004, to admit no new participants in the Plan and cease benefit accruals for all participants other than a grandfathered group, a Second Amendment effective January 1, 2006, a Third Amendment effective December 31, 2006, and a Fourth Amendment executed May 8, 2007; and

WHEREAS, NCR desires to amend the Plan (i) to clarify that the provision added by the Fourth Amendment permitting participants who are employees of Teradata Corporation immediately after the spin-off (or, pursuant to the terms of a Transition Services Agreement between NCR and Teradata Corporation, are transferred to Teradata Corporation at the conclusion of the transition services period) of Teradata Corporation by NCR (the “Spin-Off”) to receive credit for their service with Teradata Corporation after the Spin-Off for purposes of determining whether such participants have satisfied the requirement for a benefit under the Plan that they terminate employment from the Company at or after age 55 also applies to participants who are on an approved leave of absence at the time of the Spin-Off and become employees of Teradata Corporation upon return to active employment and (ii) to provide that such service credit shall not be granted for any participant who has received a distribution of his or her PensionPlus Benefit under the NCR Pension Plan;

NOW, THEREFORE, NCR does hereby amend the Plan, effective as of the effective time of the Spin-Off, as follows:

A new sentence is added at the end of Section 2.1 of the Plan providing as follows:

For the purpose of determining whether a participant who was an employee of the Company or Teradata Corporation immediately prior to the spin-off of Teradata Corporation by the Company (the “Spin-Off”) and an employee of Teradata Corporation or a subsidiary of Teradata Corporation immediately after the Spin-Off (or who was on an approved leave of absence at the time of the Spin-Off and becomes an employee of Teradata Corporation or a subsidiary of Teradata Corporation upon return to active employment, or, pursuant to the terms of a Transition Services Agreement between NCR and Teradata Corporation, is transferred to Teradata Corporation or a subsidiary of Teradata Corporation at the conclusion of the transition services period) and who has not received a distribution of his or her PensionPlus Benefit under the NCR Pension Plan, terminates from the Company at or after age 55, as required by the preceding sentence, such participant shall not be deemed to have terminated from the Company until the date on which the participant terminates from Teradata Corporation and its subsidiaries, or, if the participant returns to the Company from Teradata Corporation or a subsidiary of Teradata Corporation without incurring a break in service, the date on which the participant subsequently terminates from the Company; provided, however, that (i) such participant shall be deemed to have incurred a termination of employment upon the termination of employment with, or performance of services for, Teradata Corporation and its subsidiaries, and (ii) unless otherwise determined by the Company, such a participant employed by, or performing services for, a subsidiary or a division of Teradata Corporation and its subsidiaries shall be deemed to incur a termination of employment if, as a result of a Disaffiliation, such subsidiary or division ceases to be a subsidiary or division, as the case may be, and such employee does not immediately thereafter become an employee of, or service provider for, Teradata Corporation or another subsidiary. For the purposes of this Section 2.1, “Disaffiliation” shall mean a subsidiary’s or division’s ceasing to be a subsidiary or division of Teradata Corporation for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by Teradata Corporation, of the stock of the subsidiary or a sale of a division of Teradata Corporation or its subsidiaries).

IN WITNESS WHEREOF, NCR has caused this amendment to the Plan to be executed this 25th day of July, 2007.

FOR NCR CORPORATION

By:	/s/ Andrea Ledford
Andrea Ledford
Senior Vice President, Human Resources